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Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in (i) Registration Statement No. 33-34196 of Nord Resources Corporation on Form S-8, (ii) Post-Effective Amendment No. 1 to Registration Statement No. 33-25569 of Nord Resources Corporation on Form S-8/S-3, and (iii) Registration Statement No. 33-54600 of Nord Resources Corporation on Form S-8 of our reports on the financial statements of Sierra Rutile Limited and Sierra Rutile Holdings Limited (BVI) (each of which disclaims an opinion because of a scope limitation and uncertainties relating to the ability of the Company to continue as a going concern), and Sierra Rutile America Inc., Plainfield (Jersey) Limited, TMMI USA, and TMMI Limited (BVI) (each of which contains a qualified opinion because of uncertainties relating to the recoverability of amounts due from certain affiliates), and Sierra Rutile Services Limited each dated April 3, 1995 appearing in the Annual Report on Form 10-K of Nord Resources Corporation for the year ended December 31, 1994.





KPMG                                                              April 10, 1995
CHARTERED ACCOUNTANTS                                                Reading, UK
REGISTERED AUDITORS


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